Exhibit 99.1

ChoicePay, Inc.
Audited Financial Statements
December 31, 2007

Independent Accountants' Report

Board of Directors
ChoicePay, Inc.
Tulsa, Oklahoma

We have audited the accompanying balance sheet of ChoicePay, Inc., as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ChoicePay, Inc., as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD, LLP

May 16, 2008
Oklahoma City, Oklahoma

ChoicePay, Inc.
Balance Sheet
December 31, 2007

ASSETS:
Current assets:
Cash	$2,268,918
Escrow accounts	1,944,745
Accounts receivable	194,467
Prepaid expenses	283,725
Total current assets	4,691,855

Property and equipment, at cost:
Furniture, fixtures and equipment	4,742,025
Accumulated depreciation	(2,461,029)
2,280,996

Total assets	$6,972,851

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Current portion of long-term debt	$687,210
Accounts payable--escrow accounts	1,944,745
Accounts payable	57,498
Accrued liabilities	995,415
Total current liabilities	3,684,868

Long-term debt	3,071,045
Total liabilities	6,755,913

Commitments and contingencies (Note 11)

Shareholders’ equity:
Preferred stock, 12% cumulative, $.0007 par value;
authorized 70,000 shares; issued and outstanding
57,430 shares	40
Common stock, $.0007 par value; authorized 75,000,000
shares; issued and outstanding 1,800,239 shares	1,260
Additional paid-in capital	9,826,257
Treasury stock, at cost, 4,000 common shares	(100,000)
Retained deficit	(9,510,619)
Total shareholders’ equity	216,938
Total liabilities and shareholders’ equity	$6,972,851

See Notes to Financial Statements

ChoicePay, Inc.
Statement of Operations
For the year ended December 31, 2007

Revenues	$9,133,701

Costs and expenses:
Direct costs	5,110,487
General and administrative	6,095,522
Depreciation	945,238
Loss on sale of property and equipment	23,003
Total costs and expenses	12,174,250
Loss from operations before other income/(expense)	(3,040,549)

Other income/(expense):
Interest income	108,080
Interest expense	(373,473)
Total other expense	(265,393)

Net loss	$(3,305,942)

See Notes to Financial Statements

ChoicePay, Inc.
Statement of Stockholders' Equity
For the year ended December 31, 2007

	Common Stock		Preferred Stock		Additional Paid-in Capital	Retained Deficit	Treasury Stock	Total Shareholders' Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2006	1,800,239	$1,260	33,800	$24	$7,738,922	$(6,204,677)	$(100,000)	$1,435,529
Net loss	—	—	—	—	—	(3,305,942)	—	(3,305,942)
Stock issued	—	—	23,250	16	2,324,985	—	—	2,325,001
Stock issued-- compensation	—	—	380	—	38,000	—	—	38,000
Stock options issued	—	—	—	—	197,820	—	—	197,820
Dividends on preferred stock	—	—	—	—	(473,470)	—	—	(473,470)
Balance at December 31, 2007	1,800,239	$1,260	57,430	$40	$9,826,257	$(9,510,619)	$(100,000)	$216,938

See Notes to Financial Statements

ChoicePay, Inc.
Statement of Cash Flows
For the year ended December 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,305,942)
Non-cash items included in net loss
Depreciation	945,238
Stock compensation	38,000
Stock options granted	197,820
Loss on sale of property and equipment	23,003
Net effect of changes in assets and liabilities:
Accounts receivable	54,607
Accounts payable and accrued liabilities	25,739
Prepaid expenses	(52,071)
Cash used in operating activities	(2,073,606)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,061,590)
Proceeds from sale of property and equipment	3,261
Cash used in investing activities	(1,058,329)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	1,750,000
Proceeds from issuance of long-term debt	594,469
Principal payments on long-term debt	(469,290)
Dividend payment	(363,479)
Cash provided by financing activities	1,511,700
Net decrease in cash	(1,620,235)
Cash at beginning of period	3,889,153
Cash at end of period	$2,268,918

Supplemental Cash Flow Information:
Interest paid	$374,815
Capital lease obligations incurred for equipment	$594,469
Conversion of long-term debt to preferred stock	$575,000
Dividends on preferred stock included in accounts payable	$145,082

See Notes to Financial Statements

ChoicePay, Inc
Notes to Audited Financial Statements
December 31, 2007

Note 1: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

ChoicePay, Inc. (the Company) a majority-owned subsidiary of Tulsa National Bancshares, Inc. (the Parent Company) earns revenues predominately from electronic bill payment services. The Company's customer base is primarily utility companies throughout the midwest United States. The Company captures payments via the Internet, interactive voice response systems, kiosk machines and by interaction through its call center. Payments can be received in cash, checks, via credit cards or ACH transactions from which the Company earns a transaction fee. Payments are then remitted, net of a settlement fee with its customers.

During 2007, the Company changed its name to ChoicePay, Inc., and formerly operated under the name of e-Money Systems, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers plus any accrued and unpaid interest. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice.

Property and Equipment

Property and equipment are depreciated over the estimated useful life of each asset. Annual depreciation is primarily computed using the straight-line method.  We depreciate fixed assets on a straight-line basis over their estimated useful lives.  Computer equipment is typically depreciated over a two to five year period.  Furniture and fixtures are typically depreciated over a three to seven year period.  Leasehold improvements are amortized over the lesser of the estimated remaining life of the leasehold or the remaining term of the lease.  Assets under capital lease obligations are depreciated over the shorter of the lease term or their respective estimated useful lives.

Long-Lived Asset Impairment

Management assesses the recoverability of the carrying amount of long-lived assets if certain events or changes in circumstances indicate the carrying value of such assets may not be recoverable, such as a significant decrease in market value of the assets or a significant change in the business conditions.  If management determines that the carrying value of an asset is not recoverable based on expected undiscounted future cash flows, management records an impairment loss equal to the excess of the carrying amount of the asset over its fair value.

Fair Value of Financial Instruments

The carrying amounts of certain financial instruments, including accounts receivable, accounts payable, and accrued liabilities, approximate fair value due to their short maturities.  Our long-term debt and capital lease obligations have interest rates that approximate current market rates; therefore the carrying value approximates fair value.

Income Taxes

Deferred tax assets and liabilities are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

Share-Based Payment

The Company accounts for share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R—Share-Based Payment, or SFAS 123R.  Under the fair value recognition provisions of SFAS 123R, share-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the award (typically three years) using the ratable method.

Preferred Stock

On November 20, 2006, the Company authorized and declared 70,000 shares of Series A 12% Preferred Stock at $0.0007 par value.  The holders of the Series A Preferred Stock may require the Company to redeem its shares upon certain events, including change in control or termination of the Company at a redemption price equal to $100 per share plus any accrued and unpaid dividends.  Dividends on preferred stock accrue at a rate of 12% annually.  The claim is senior to common stockholders.

As of and for the year ended December 31, 2007, 57,430 shares had been issued and approximately $145,000 in dividends was accrued and unpaid.

Revenue Recognition

Revenue from the Company's services is recognized when transactions are processed on behalf of customers according to the service agreement entered into with customers.

New Accounting Pronouncements

SFAS 157—Fair Value Measurements.  In October 2006, FASB issued Statement of Financial Accounting Standards No. 157—Fair Value Measurements, or SFAS 157.  This standard establishes a framework for measuring fair value and expands disclosures about fair value measurement of a company’s assets and liabilities.  This standard also requires that the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and, generally, must be applied prospectively.  The Company will adopt this standard beginning January 1, 2008.  The Company does not expect that the adoption of SFAS 157 will have a material effect on its financial position or results of operations.

In February 2008, FASB issued FASB Staff Position FAS 157-1—Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13.  This FSP removes leasing transactions accounted for under Statement of Financial Accounting Standards No. 13—Accounting for Leases and its related guidance from SFAS 157.  In February 2008, FASB also issued FASB Staff Position FAS 157-2—Effective Date of FASB Statement No. 157.  This FSP delays the effective date of Statement 157 for all nonrecurring fair value measurements of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008.  The Company does not expect that the adoption of these FSPs will have a material effect on its financial position or results of operations.

SFAS 159—The Fair Value Option for Financial Assets and Financial Liabilities.  In February 2007, FASB issued Statement of Financial Accounting Standard No. 159—The Fair Value Option for Financial Assets and Financial Liabilities, or SFAS 159, which allows companies to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earning at each subsequent reporting date.  The principle can be applied on an instrument by instrument basis, is irrevocable and must be applied to the entire instrument.  SFAS 159 amends previous guidance to extend the use of the fair value option to available-for-sale and held-to-maturity securities.  SFAS 159 also establishes presentation and disclosure requirements to help financial statement users understand the effect of the election. SFAS 159 is effective as of the beginning of each reporting fiscal year beginning after November 15, 2007.  The Company will adopt the standard on January 1, 2008.  The Company does not believe that the adoption of SFAS 159 will have a material effect on its financial position or results of operations.

SFAS 160—Noncontrolling Interests in Consolidated Financial Statements.  In December 2007, FASB issued Statement of Financial Accounting Standard No. 160—Noncontrolling Interests in Consolidated Financial Statements, or SFAS 160, which requires companies to measure noncontrolling interests in subsidiaries at fair value and to classify them as a separate component of equity.  SFAS 160 is effective as of each reporting fiscal year beginning after December 15, 2008, and applies only to transactions occurring after the effective date.  The Company will adopt SFAS 160 beginning January 1, 2009.  The Company does not believe that the adoption of SFAS 160 will have a material effect on its financial position or results of operations.

SFAS 141(R)—Business Combinations.  In December 2007, FASB issued Statement of Financial Accounting Standard No. 141(R)—Business Combinations, or SFAS 141(R), which will require companies to measure assets acquired and liabilities assumed in a business combination at fair value.  In addition, liabilities related to contingent consideration are to be re-measured at fair value in each subsequent reporting period.  SFAS 141(R) will also require the acquirer in pre-acquisition periods to expense all acquisition-related costs.  SFAS 141(R) is effective for fiscal years beginning after December 15, 2008, and is applicable only to transactions occurring after the effective date.  The Company will adopt SFAS 141(R) beginning January 1, 2009.  The Company is currently evaluating the effect the adoption of SFAS 141(R) will have on its financial position and results of operations.

Note 2: Long-Term Debt

Long-term debt as of December 31, 2007 is as follows:

Note Payable, stockholder	(A)	$2,197,471
Capital lease	(B)	260,104
Capital lease	(C)	146,449
Capital lease	(D)	561,659
Capital lease	(E)	30,294
Capital lease	(F)	34,470
Capital lease	(G)	183,648
Capital lease	(H)	344,160
		3,758,255
Less current maturities		687,210
		$3,071,045

A.
Due April 1, 2009; interest-only payments monthly at 10% until maturity; note is unsecured and is guaranteed by the Parent Company. The note was extended from its original maturity date of January 31, 2008 (see Note 11).

B.	Capital lease includes lease covering data processing equipment for five years expiring April 26, 2010; secured by leased equipment and guarantee of the Parent Company.

C.	Capital lease includes lease covering data processing equipment for four years expiring April 26, 2009; secured by leased equipment and guarantee of the Parent Company.

D.	Capital lease includes lease covering data processing equipment for five years expiring September 26, 2010; secured by leased equipment and guarantee of the Parent Company.

E.	Capital lease includes lease covering data processing equipment for three years expiring September 30, 2008; secured by leased equipment.

F.	Capital lease includes lease covering data processing equipment for three years expiring November 1, 2009; secured by leased equipment.

G.	Capital lease includes lease covering data processing equipment for five years expiring September 1, 2010; secured by leased equipment.

H.	Capital lease includes lease covering data processing equipment for two years expiring December 31, 2009; secured by leased equipment.

Aggregate annual maturities of long-term debt and payment on capital lease obligations at December 31, 2007, are:

	Long-term Debt (Excluding Leases)	Capital Lease Obligations
2008	$—	$821,402
2009	2,197,471	691,502
2010	—	289,176
	$2,197,471	1,802,080
Less amount representing interest		241,296
Present value of future minimum lease payments		$1,560,784

Property and equipment include the following property under capital leases as of December 31, 2007:

Equipment	$2,389,422
Less accumulated depreciation	1,041,975
$1,347,447

During 2007, investors converted certain notes payable with nondetachable stock warrants to preferred stock holdings. Notes payable balances of $575,000 were exchanged for 5,750 shares of preferred shares with nondetachable stock warrants to purchase 57,430 shares of common stock at $11 per share (see Note 9). The warrants expire on December 31, 2011.

Note 3: Operating Leases

Noncancellable operating leases for the call center and operating offices expire in 2010. These leases generally contain renewal options for periods of five years.

Future minimum lease payments, subject to a consumer price index adjustment, at December 31, 2007, were:

2008	$254,027
2009	254,027
2010	63,507
$571,561

Rental expense for 2007 was approximately $258,000.

Note 4: Income Taxes

The provision for income taxes for the year ended December 31, 2007 includes these components:

Taxes currently payable	$—
Deferred income taxes	—
Income tax expense	$—

A reconciliation of income tax expense (benefit) at the statutory rate to the Company’s actual income tax expense is shown below:

Computed at the statutory rate (34%)	$(1,124,000)
Increase resulting from
Nondeductible expenses	57,000
Changes in the deferred tax asset valuation allowance	1,062,000
Other	5,000
Actual tax expense	$—

The tax effects of temporary differences related to deferred taxes shown on the balance sheet as of December 31, 2007 were:

Deferred tax assets
Net operating loss carryforwards	$3,280,000
Other	166,000
3,446,000
Deferred tax liabilities
Depreciation	(286,000)
Other	(43,000)
(329,000)
Net deferred tax asset before valuation allowance	3,117,000

Valuation allowance
Beginning balance	(2,055,000)
Increase during the period	(1,062,000)
Ending balance	(3,117,000)

Net deferred tax asset	$—

At December 31, 2007, the Company has unused operating loss carryforwards of approximately $9,600,000 which expire between 2018 and 2027.

Note 5: Profit-Sharing Plan

The Company has a 401(k) profit-sharing plan covering substantially all employees. The Company's contributions to the plan are 50% of employees' elective deferral not to exceed 4% of pay, plus 25% of elective deferral over the initial 50% match, not to exceed a total of 6% of the pay of the employee. Contributions to the plan were approximately $67,000 for 2007.

Note 6: Employee Stock Option Plan

The Company's Employee Share Option Plan (the Plan), which is shareholder approved, permits the grant of share options and shares to its employees for up to 304,000 shares of common stock. The Company believes that such awards better align the interests of its employees with those of its shareholders. Option awards are generally granted with an exercise price equal to the market price of the Company's stock at the date of grant; those option awards generally vest based over three years of continuous service (requisite period) and have seven-year contractual terms. Share awards generally vest over three years.

The fair value of each option award is estimated on the date of grant using a binomial option valuation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the S&P index and other factors. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Expected volatility	10.58%
Weighted-average volatility	10.29%
Expected dividends	—
Expected term (in years)	5.24
Risk-free rate	3.63%

A summary of option activity under the Plan as of December 31, 2007, and changes during the year then ended, is presented below:

Options	Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2007	158,612
Granted	18,550	$14.37
Exercised	—	—
Forfeited or expired	(11,634)	14.37
Outstanding at December 31, 2007	165,528	$14.37	5.2 years	$—
Exercisable at December 31, 2007	13,800	$14.37	5.0 years	$—

The weighted-average grant-date fair value of options granted during the year was $1.91.

A summary of the status of the Company's nonvested shares as of December 31, 2007, and changes during the year then ended is presented below:

	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at January 1, 2007	111,717	$3.78
Granted	18,550	1.91
Vested	(56,698)	3.34
Forfeited	(11,634)	3.62
Nonvested at December 31, 2007	61,935	$3.62

As of December 31, 2007, there was $224,250 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 1.24 years. The total fair value of shares vested during the year ended December 31, 2007, was $197,821.

Note 7: Related Party Transactions

The Company has outstanding debt to shareholders at December 31, 2007 (see Note 2).

The Company paid interest on notes payable to shareholders of approximately $223,000 during 2007.

At December 31, 2007, the Company deposited cash with a subsidiary of its majority stockholder (Tulsa National Bancshares, Inc.) with a carrying value of approximately $2,269,000. The deposits exceeded federally insured limits by approximately $2,169,000.  During 2007, the Company paid banking fees of approximately $50,000 to the subsidiary.

Note 8: Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Those matters include the following:

Transaction Revenues

The Company's revenues are earned primarily from utility industry customers. Revenues are based on transaction fees from individuals paying for utility related services. During 2007, approximately 39% of revenues were earned from three utility industry customers that fall under common ownership, while revenues earned from another utility industry customer amounted to approximately 15%.

Note 9: Stock Warrants

The Company has issued nondetachable stock warrants in connection with preferred stock. Total stock warrants outstanding at December 31, 2007, are as follows:

Purchase Price of Shares	Shares	Maturity Date
$11	57,430	December 2011

Note 10: Subsequent Event

On March 10, 2008, the Company authorized and declared 40,000 shares of Series B 16% Preferred Stock at $.0007 par value. The holders of the Series B Preferred Stock may require the Company to redeem its shares upon certain events, including change in control or termination of the Company at a redemption price equal to $100 per share plus any accrued and unpaid dividends. The claim is senior to common stockholders but junior to the Series A Preferred Stock. There were subscriptions received and accepted for 10,000 shares as of March 18, 2008.

Note 11: Future Liquidity Needs

At December 31, 2007, the Company has a shareholder note payable of $2,197,471, which is due April 1, 2009. Subsequent to December 31, 2007, the Company obtained a formal extension agreement from the shareholder to extend the note due date to April 1, 2010.

In addition, the Company has received a commitment from two of its principal stockholders to provide additional funds during the next fiscal year to meet liquidity needs not covered by operating cash flows.